UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      July 30, 2015

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
The information set forth below in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Amendment to Subordinated Convertible Note
On July 30, 2015, AdCare Health Systems, Inc. (the “Company”) and Cantone Asset Management, Inc. (“CAM”) entered into the Amendment to Subordinated Convertible Note (the “Amendment”) whereby the parties amended the terms of that certain 8% Subordinated Convertible Note, issued by the Company to CAM, due July 31, 2015, with a principal amount as of such date of $4,847,000 (the “Note”) to: (i) extend the maturity date with respect to $1,500,000 of the principal amount of the Note to October 31, 2017; (ii) increase the interest rate from 8.0% to 10.0% per annum; and (iii) increase the conversion price from $3.97 to $4.25 per share.
Additionally, the Amendment modifies the Company’s right to prepay the Note so that the Company may prepay at any time, without penalty, upon 60 days prior notice, any portion of the outstanding principal amount and accrued and unpaid interest thereon with respect to the Note; provided, however, that: (i) the shares of the Company’s common stock issuable upon conversion of the Note have been registered for resale under the Securities Act of 1933, as amended (the “Securities Act”); (ii) at any time after the issue date of the Note, the volume-weighted average price of the Company’s common stock for ten consecutive trading days has equaled or exceeded 150% of the then-current conversion price; and (iii) such prepayment may not be effected prior to July 31, 2016. The Amendment also affords each of CAM and the Company the right to cause the redemption of all or any portion of the principal amount of the Note upon a change of control (as defined in the Note) at a redemption price equal to 115% of the sum of (i) outstanding principal amount to be redeemed, plus (ii) the amount of accrued and unpaid interest thereon.
The Company has agreed to file with the Securities and Exchange Commission (the “SEC”), no later than October 31, 2015, a new registration statement on Form S-3 (or another available form), or a post-effective amendment to an existing registration statement, with respect to the resale of the shares of the Company’s common stock issuable upon conversion of the Note. The Company will use its best efforts to cause the SEC to declare the registration statement (or post-effective amendment) effective as soon as practicable after filing. The Note, as amended, was issued without registration under the Securities Act in reliance upon the exemption from the registration requirements of Section 4(a)(2) of the Securities Act. The Company based such reliance upon, among other things, the isolated and private nature of the transaction and upon representations made by CAM to the Company regarding lack of general solicitation and CAM’s investment intent, sophistication, access to information and status.
Pursuant to the Amendment, the Company paid to Cantone Research, Inc. (“CRI”), an affiliate of CAM, a fee equal to $37,500. The Amendment also amends that certain Consulting Agreement, dated July 2, 2012, between the Company and CRI (the “Consulting Agreement”) to: (i) reduce the annual consulting fee payable thereunder to $15,000 and further reduce such fee proportionately upon each repayment, redemption or conversion of the principal amount of the Note; and (ii) terminate the Consulting Agreement upon the earlier of October 31, 2017, or the conversion, redemption or prepayment of the entire principal amount of the Note.
CAM, CRI and certain of their affiliates, including Anthony J. Cantone, filed with the SEC in August 2014 a Schedule 13D/A reporting beneficial ownership of the Company’s common stock in excess of 5% of the total shares outstanding. For a description of certain arrangements with Mr. Cantone and his affiliates, see “Item 13. Certain Relationships and Related Party Transactions and Director Independence - Related Party Transactions - Cantone” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which description is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets
Overview
As previously disclosed, certain wholly owned subsidiaries of the Company (each, a “Beacon Sublessor”) entered into five sublease agreements, in or around October 2014, pursuant to which those subsidiaries shall lease four skilled nursing facilities and one assisted living facility located in Ohio (collectively, the “Beacon Facilities”) to certain affiliates of Beacon Health Management, LLC (each, a “Beacon Sublessee”) who will take over operations of the Beacon Facilities. On August 1, 2015, the Beacon Sublessors and the Beacon Sublessees entered into new sublease agreements that replaced the existing sublease agreements entered into in or around October 2014. Each of these new sublease agreements became effective on August 1, 2015 and the operations of the Beacon Facilities were transferred to the Beacon Sublessees. The Beacon Facilities constitute the following five properties:

•	Covington Care Center, a 94-bed skilled nursing facility located in Covington, Ohio.

•	Eaglewood Village, an 80-unit assisted living facility located in Springfield, Ohio.

•	Hearth and Care of Greenfield, a 50-bed skilled nursing facility located in Greenfield, Ohio.

•	The Pavilion Care Center, a 50-bed skilled nursing facility located in Sidney, Ohio.

•	Woodland Manor, a 99-bed skilled nursing facility located in Springfield, Ohio.

The sublease agreements pertaining to the Beacon Facilities are in addition to several other sublease agreements which became effective on April 1, 2015, May 1, 2015, June 1, 2015, and July 1, 2015. See the Company’s Current Reports on Form 8-K filed on April 7, 2015, May 6, 2015, June 5, 2015, and July 7, 2015, respectively, for a description of these other sublease agreements. On a cumulative basis, the Company has entered into 24 sublease agreements (the "Cumulative Subleases") which are currently effective and under which operations of the applicable facilities have been transferred to third-party operators.
Beacon Facilities Sublease Agreements
The terms of the sublease agreements for Eaglewood Village, Hearth and Care of Greenfield, the Pavilion Care Center, and Woodland Manor (collectively, the “EHPW Facilities”) are materially identical and vary slightly from the terms of the sublease agreement for the Covington Care Center. Each of the five sublease agreements is structured as triple net lease wherein each Beacon Sublessee is responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of the sublease. The initial lease term for each of the EHPW Facilities is ten years with a five-year renewal option, and the initial lease term for the Covington Care Center is approximately four years with no renewal option. The aggregate annual base rent under the sublease agreements for the EHPW Facilities in the first year is $2.2 million and it will escalate at 2.5% each year through the initial term. The annual base rent for the Covington Care Center in the first lease year is approximately $0.8 million and it will escalate at an annual rate of $12,000 through the initial term. To establish a fair market base rent under each of the sublease agreements for the EHPW Facilities during any renewal term, the base rent shall be reset and expressed as an annual amount equal to the greater of (i) the fair market rental value of the leased facility as established pursuant to a prescribed formula; or (ii) 102.5% of the base rent due for the immediately preceding lease year. In addition to base rent, the sublease agreements for the EHPW Facilities provides that the sublessees thereunder shall collectively pay to the applicable Beacon Sublessors special rent during the initial term in the amount of $109,632 per year, payable in advance in twelve equal monthly installments on or before the first day of each month (except for the first special rent payment, which shall be subtracted from the lease inducement fee described below). All five of the sublease agreements for the Beacon Facilities are cross-defaulted. Furthermore, the security deposit for any of the Beacon Facilities may be applied to the payment of any default under any one of the sublease agreements (or any other agreement cross-defaulted with the Beacon Facilities’ sublease agreements). In connection with entering into the sublease agreements for the Beacon Facilities, each Beacon Sublessor and Beacon Sublessee also entered into an operations transfer agreement with respect to the applicable facility, each containing customary terms and conditions relating to the transfer of operations thereof.
On August 1, 2015, the Company entered into a Lease Inducement Fee Agreement with certain affiliates of Beacon Health Management, LLC, pursuant to which the Company paid to certain affiliates of Beacon Health Management, LLC a fee of $0.6 million as a lease inducement for the Beacon Sublessees to enter into the sublease agreements described above and to commence such subleases and transfer operations thereunder. The inducement fee was paid net of certain other fees and costs owed by the affiliates of Beacon Health Management, LLC to the Beacon Sublessors, including the first month of base rent for all of the Beacon Facilities and the first month of special rent pertaining to the EHPW Facilities.
In addition to the sublease arrangements described above, affiliates of the Company also sublease to affiliates of Beacon Health Management, LLC two facilities, one located in Lumber City, Georgia ("Lumber City"), and the other located in Dublin, Georgia ("Southland"). As previously reported, on October 22, 2014, two wholly-owned subsidiaries of the Company (the “Lumber City Sublessor” and the "Southland Sublessor") entered into separate sublease agreements pursuant to which Lumber City Sublessor and Southland Sublessor each now leases one skilled nursing facility to affiliates of Beacon Health Management, LLC (the "Lumber City Sublessee" and the "Southland Sublessee"). The leases commenced on November 1, 2014, on which date the Lumber City Sublessee and Southland Sublessee each received all licenses and other approvals from the State of Georgia to operate such facilities. The annual rent under the Southland sublease agreement in the first year is approximately $0.9 million, and the annual rent will escalate at $12,000 annually through the lease term. The initial term of the Southland sublease agreement is ten years with a five year renewal option. The Lumber City facility is currently leased by Lumber City Sublessor, as tenant, pursuant to the Prime Lease with William M. Foster ("Prime Lease"), as landlord. The annual rent under the Lumber City sublease agreement in the first year is approximately $0.8 million, and the annual rent will escalate at $12,000 annually through the lease term. The initial term of the Lumber City sublease agreement will expire on July 31, 2020, coterminous with the Prime Lease. The sublease agreements are structured as triple net leases wherein the Lumber City Sublessee and Southland Sublessee are responsible for the day-to-day operation, ongoing maintenance, taxes and insurance for the duration of each sublease. In connection with the sublease agreements, the current licensed operators (wholly-owned subsidiaries of Lumber City Sublessor and Southland Sublessor) and the Lumber City Sublessee and Southland Sublessee also entered into an operations transfer agreement with respect to the applicable facility, containing customary terms and conditions relating to the transfer of operations of skilled nursing facilities.

Item 2.03	Creation of a Direct Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 “Amendment to Subordinated Convertible Note” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities
The information set forth in Item 1.01 “Amendment to Subordinated Convertible Note” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(b)
Pro Forma Financial Information. Unaudited pro forma condensed consolidated financial statements of the Company to give effect to the Cumulative Subleases filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2015

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2015

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2014

(d)    Exhibits

99.1
Unaudited Pro Forma Condensed Consolidated Financial Statements of AdCare Health Systems, Inc. as of March 31, 2015, for the three months ended March 31, 2015, and for the year ended December 31, 2014.

99.2	Sublease Agreement, dated August 1, 2015, by and between AdCare Health Systems, Inc. and CC SNF, LLC.

99.3	Sublease Agreement, dated August 1, 2015, by and between Eaglewood Village, LLC and EW ALF, LLC.

99.4	Sublease Agreement, dated August 1, 2015, by and between RMC HUD Master Tenant, LLC and HC SNF, LLC.

99.5	Sublease Agreement, dated August 1, 2015, by and between RMC HUD Master Tenant, LLC and PV SNF, LLC.

99.6	Sublease Agreement, dated August 1, 2015, by and between 2014 HUD Master Tenant, LLC and EW SNF, LLC.

99.7	Lease Inducement Fee Agreement, dated August 1, 2015, by and between the AdCare Health Systems, Inc. and PWW Healthcare, LLC, PV SNF, LLC, HC SNF, LLC, EW SNF, LLC, and EW ALF, LLC.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2015	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of AdCare Health Systems, Inc. as of March 31, 2015, for the three months ended March 31, 2015, and for the year ended December 31, 2014

99.2	Sublease Agreement, dated August 1, 2015, by and between AdCare Health Systems, Inc. and CC SNF, LLC

99.3	Sublease Agreement, dated August 1, 2015, by and between Eaglewood Village, LLC and EW ALF, LLC

99.4	Sublease Agreement, dated August 1, 2015, by and between RMC HUD Master Tenant, LLC and HC SNF, LLC

99.5	Sublease Agreement, dated August 1, 2015, by and between RMC HUD Master Tenant, LLC and PV SNF, LLC

99.6	Sublease Agreement, dated August 1, 2015, by and between 2014 HUD Master Tenant, LLC and EW SNF, LLC

99.7	Lease Inducement Fee Agreement, dated August 1, 2015, by and between the AdCare Health Systems, Inc. and PWW Healthcare, LLC, PV SNF, LLC, HC SNF, LLC, EW SNF, LLC, and EW ALF, LLC